Exhibit 10.4	Non-Recourse Pledged Account Agreement dated as of October 30, 2009 by Kenneth Brooks, David Baird, Frederick Bohlander and Colin Eagen in favor of Silicon Valley Bank

NON-RECOURSE PLEDGED ACCOUNT AGREEMENT

This continuing Non-Recourse Pledged Account Agreement (“Agreement”) is entered into as of October 30, 2009, by [______________________] (“Pledged Account Provider”), in favor of Silicon Valley Bank (“Bank”).

Recitals

A.           Bank and Braintech, Inc., a Nevada corporation, Braintech Industrial, Inc., a Delaware corporation, and Braintech Government & Defense, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), are entering into (a) a certain Loan and Security Agreement (term loan) dated as of even date herewith (“Term Loan Agreement”) and (b) a certain Loan and Security Agreement (accounts receivable line of credit) dated as of even date herewith (“Working Capital Loan Agreement”) (each as may be amended, restated, or otherwise modified from time to time, collectively, the “Loan Agreements”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Term Loan Agreement.

B.           In consideration of the agreement of Bank to make the Loans to Borrower under the Loan Agreements, Pledged Account Provider is willing to enter into this Agreement.

C.           Pledged Account Provider is a stockholder of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreements.

Now, Therefore, to induce Bank to enter into the Loan Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledged Account Provider hereby represents, warrants, covenants and agrees as follows:

Section 1. Agreement.

1.1 Agreement.  In consideration of the foregoing, Pledged Account Provider has pledged to Bank a security interest in the Pledged Account (as defined hereinafter).  Upon the occurrence and during the continuance of an Event of Default under the Term Loan Agreement, Bank may exercise any and all of its rights with respect to the Pledged Account as set forth in that certain Pledge Agreement executed by Pledged Account Provider in favor of Bank and dated as of even date herewith (the “Pledge Agreement”).  Until this Agreement is terminated pursuant to Section 16, Pledged Account Provider agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Agreement.

1.2 Separate Obligations.  Pledged Account Provider’s obligations are independent of Borrower’s obligations and separate actions may be brought against Pledged Account Provider (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2. Representations and Warranties.

Pledged Account Provider hereby represents and warrants that:

(a) The execution, delivery and performance by Pledged Account Provider of this Agreement (i) do not contravene any law or any contractual restriction binding on or affecting Pledged Account Provider; (ii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Pledged Account Provider is a party or by which Pledged Account Provider or any of its property is bound, except such as have been obtained or made; and (iii) do not result in the imposition or creation of any Lien upon any property of Pledged Account Provider other than with respect to the underlying Pledged Account.

(b) Pledged Account Provider is legally competent to execute, deliver and perform this Agreement.

(c) This Agreement is a valid and binding obligation of Pledged Account Provider.

(d) Pledged Account Provider’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(e) Pledged Account Provider covenants, warrants, and represents to Bank that all representations and warranties contained in this Agreement shall be true at the time of Pledged Account Provider’s execution of this Agreement, and shall continue to be true so long as this Agreement remains in effect.

(f) Pledged Account Provider shall maintain a money market account containing at least [____________________________ Dollars ($__________.00)] at all times (the “Pledged Account”), which Pledged Account shall be pledged to Bank to secure Pledged Account Provider’s obligations to Bank under the Pledge Agreement.  Notwithstanding the foregoing, Bank acknowledges and agrees that the amount required to be maintained in the Pledged Account may proportionately decline as the Term Advances are paid off, as long as the amount in the Pledged Account continues to represent the same proportionate amount of the Term Advances as it did as of the date of this Agreement (for purposes of this provision, the amount of Term Advances on the date of this Agreement shall be deemed to be Two Million Two Hundred Thousand Dollars ($2,200,000.00)).

Section 3. General Waivers.  Pledged Account Provider waives:

(a) Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Pledged Account Provider’s liability hereunder.

(b) Any defenses from disability or other defense of Borrower.

(c) Any setoff, defense or counterclaim against Bank.

(d) Any defense from the absence, impairment or loss of any right of subrogation against Borrower.  Until Borrower’s obligations to Bank have been paid, Pledged Account Provider has no right of subrogation against Borrower.

(e) Any right to enforce any remedy that Bank has against Borrower.

(f) Any rights to participate in any security held by Bank.

(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank.  Pledged Account Provider is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4. Real Property Security Waiver.  Pledged Account Provider acknowledges that, to the extent Pledged Account Provider has or may have rights of subrogation against Borrower for claims arising out of this Agreement, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure.  That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Pledged Account Provider against its obligations under this Agreement.  Pledged Account Provider waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure.  Pledged Account Provider waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Pledged Account Provider agrees that it shall not assert any such defenses or rights.

Section 5. No Waiver; Amendments.  No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Agreement may not be amended or modified except by written agreement between Pledged Account Provider and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 6. Compromise and Settlement.  Subject to Section 16, no compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge Pledged Account Provider from this Agreement or the performance of the obligations hereunder.  For the avoidance of doubt, Pledged Account Provider shall have no further obligation or liability to Bank under this Agreement or the Pledge Agreement once this Agreement is terminated pursuant to Section 16.

Section 7. Notice.  Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Pledged Account:                          Kenneth Brooks
Provider                                                   Braintech, Inc.
  LC/Pledged Account Provider Committee
                                                                            1750 Tysons Boulevard, Suite 350
                                                                            McLean, VA 22102
  Facsimile No.: 703-637-9772

With a copy to:                                       Thomas E. McCabe
                                                                   EVP, General Counsel & Secretary
                                                                                   Braintech, Inc.
                                                                   1750 Tysons Boulevard, Suite 350
                                                                   McLean, VA 22102
                                                                   Fax:           (703) 637-9772

If to Bank:                                                 Silicon Valley Bank
   8020 Towers Crescent Drive, Suite 475
   Vienna, Virginia 22182
   Attn:           Ms. Heather Parker
                                                                                   Fax:           (703) 356-7643

With a copy to:                                       Riemer & Braunstein, LLP
                                                                                   Three Center Plaza
                                                                                   Boston, Massachusetts  02108
                                                                                   Attn:           David A. Ephraim, Esquire
                           Fax:           (617) 880-3456

or at such other address as may be substituted by notice given as herein provided.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail.  If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 8. Entire Agreement.  This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Pledged Account Provider and Bank, whether written or oral, respecting the subject matter hereof.

Section 9. Severability.  If any provision of this Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Pledged Account Provider and Bank to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 10. Subordination of Indebtedness.  Issues of subordination are addressed in the Subordination Agreement dated as of even date herewith between Pledged Account Provider and Bank, as acknowledged by Borrower.

Section 11. Business Debt.  Pledged Account Provider hereby represents and agrees that none of the Obligations and none of Pledged Account Provider’s obligations hereunder are consumer debt, or were or shall be incurred by Borrower or Pledged Account Provider, respectively, primarily for personal, family or household purposes.  Pledged Account Provider further agrees and represents that the Obligations are and shall be incurred by Borrower, and the obligations of Pledged Account Provider hereunder are and shall be incurred by Pledged Account Provider, for business and commercial purposes only.

Section 12. Assignment; Governing Law.  This Agreement shall be binding upon and inure to the benefit of Pledged Account Provider and Bank and their respective successors and assigns, except that Pledged Account Provider shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion.  Any such purported assignment by Pledged Account Provider without Bank’s written consent shall be void.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles thereof regarding conflict of laws.

SECTION 13. JURISDICTION. Pledged Account Provider hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or any of the agreements, documents or instruments delivered in connection herewith may be brought in the state and federal courts located in the Commonwealth of Massachusetts as Bank may elect (PROVIDED THAT PLEDGED ACCOUNT PROVIDER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COMMONWEALTH OFMASSACHUSETTS), and, by execution and delivery hereof, Pledged Account Provider accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Bank in writing, with respect to any action or proceeding brought by Pledged Account Provider against Bank.  Nothing herein shall limit the right of Bank to bring proceedings against Pledged Account Provider in the courts of any other jurisdiction.  Pledged Account Provider hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

SECTION 14. WAIVER OF JURY TRIAL.  EACH OF BANK AND PLEDGED ACCOUNT PROVIDER HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

SECTION 15. PLEDGED ACCOUNT.  Pledged Account Provider hereby acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, Bank may exercise any and all of its rights and remedies with respect to the Pledged Account.

Section 16. TERMINATION.  This Agreement shall terminate upon the earlier to occur of (a) both (i) payment in full of all Term Advances and any other amounts due to Bank under the Term Loan Agreement (but specifically excluding any amounts due in connection with the Working Capital Loan Agreement or any other agreement) and (ii) termination of the Term Loan Agreement, or (b) March 2, 2013.

SECTION 17. NON-RECOURSE AGREEMENT.  NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY ACKNOWLEDGED AND AGREED THAT THE LIABILITY OF THE PLEDGED ACCOUNT PROVIDER HEREUNDER AT ALL TIMES SHALL BE LIMITED TO THE COLLATERAL (AS DEFINED IN THE PLEDGE AGREEMENT).  IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, IF AN EVENT OF DEFAULT SHALL OCCUR AND BE CONTINUING UNDER THE TERM LOAN AGREEMENT, AND/OR THERE IS A DEFAULT OR ANY BREACH OF ANY PROVISION HEREUNDER, BANK'S SOLE RECOURSE AGAINST THE PLEDGED ACCOUNT PROVIDER SHALL BE THE COLLATERAL REFERENCED HEREUNDER.

PLEDGED ACCOUNT PROVIDER

_____________________________

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